BETHEL BANCORP

1989 STOCK OPTION PLAN

I.     THE PLAN

     1.   Purpose. The purpose of this Plan is to provide a means whereby Bethel Bancorp (the "Company") may, through the grant of stock options to Key Employees, as defined below, and Directors, as defined below, attract and retain persons of ability as employees and Directors and motivate such persons to exert their best efforts on behalf of the Company or any present or future Subsidiary thereof. As used herein the term "Subsidiary" shall mean any corporation which at the time an option is granted under this Plan qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in Section 425 (f) of the Internal Revenue Code of 1986 (the "Code"), as amended from time to time, or any similar provision hereafter enacted, except that such term shall not include any corporation which is classified as a foreign corporation pursuant to Section 7701 of the Code. The term "Key Employees" means those employees (including officers and directors who are also employees) of the Company or of any Subsidiary, who, in the judgment of the Committee defined in Section 2 below, are considered especially important to the future of the Company. The term "Directors" means those members of the Board of Directors of the Company (the "Board") or of any Subsidiary, who are not Key Employees and, who, in the judgment of the Committee, are considered especially important to the future of the Company. The term "stock options", means options to purchase Common Stock, $1.00 par value, of the Company ("Stock") and in the case of stock options granted pursuant to Article II hereof, which at the time such options are granted qualify as incentive stock options within the meaning of Section 422A of the Code.

     2.   Administration of the Plan. The Plan shall be administered by the Stock Option Committee (the "Committee") of the Board. The Committee shall consist of at least three members of the Board and serve at the Board's pleasure. All decisions and selections by the Committee pursuant to the provisions of the Plan shall be made by a majority of its members. A member of the Committee who is eligible to receive a stock option under the Plan shall not vote on any question relating specifically to himself. Any decision reduced to writing and signed by all of the members shall be fully effective as if it had been unanimously made at a duly held meeting of the Committee.

Except as otherwise expressly reserved to the Board in this Plan, the Committee may interpret the Plan, describe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan or for the continued qualification of any stock options granted to Key Employees and make such other determinations and take such other actions as it deems necessary or advisable. Without limiting the generality of the foregoing, the Committee may, in its discretion, treat all or any portion of any period during which a Key Employee is on military leave or on an approved leave of absence from the Company or a Subsidiary as a period of employment by the Company or such Subsidiary, as the case may be, and not as an interruption of employment, for purposes of maintaining the Key Employee's continuous status as an employee and accrual of rights under any option granted hereunder. Any interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive.

     3.   Final Authority with Respect to the Plan. Notwithstanding any other provisions hereof to the contrary, final authority as to the administration of the Plan rests in the full Board. It is a requirement of the Plan that the Committee submit their interpretations, determinations and actions to the full Board for final approval. A Board member who is eligible to receive a stock option under the Plan may not vote on any question relating specifically to himself.

II.   INCENTIVE STOCK OPTIONS

     1.   Incentive Stock Options. Subject to the provisions of the Plan, the Committee may grant stock options from time to time which qualify as incentive stock options within the meaning of Section 422A of the Code ("Incentive Stock Options") in accordance with provisions of this Article II.

     2.   Shares Subject to Incentive Stock Options. Incentive Stock Options may be granted by the Company from time to time to Key Employees to purchase an aggregate of 33,000 shares of Stock. The Company shall reserve said number of shares for Incentive Stock Options granted under the Plan subject to adjustment as provided in Section 1 of Article V. The shares issued upon the exercise of Incentive Stock Options granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury. If any Incentive Stock Options granted hereunder should expire or become unexercisable for any reason without having been exercised in full, the unpurchased shares which were subject to an Incentive Stock Option shall, unless the Plan shall have been terminated, be available for the grant of other Incentive Stock Options under the Plan.

     3.   Grant of Incentive Stock Options to Key Employees. Subject to the provisions of the Plan and in particular this Article II, the Committee shall (i) determine and designate from time to time those Key Employees to whom Incentive Stock Options are to be granted and the number of shares of Stock to be optioned to each such employee and (ii) determine the time or times when and the manner in which each Incentive Stock option shall be exercisable and the duration of the exercise period. Notwithstanding the above (i) no option shall be granted pursuant to this Section 3 after the expiration of ten years from the effective date of the Plan as defined in Section 5 of Article V hereof and (ii) the aggregate fair market value (determined as of the date the Incentive Stock Option is granted) of Stock which is first exercisable by any employee during any calendar year under all stock option plans of the Company and its Subsidiaries shall not exceed $100,000. Incentive Stock Options need not be identical and in fixing the terms of any Incentive Stock Option, the Committee may take into account such individual factors bearing on the value of an employee as it considers appropriate.

     No Director as defined in Section 1 of Article I shall be entitled to receive any Incentive Stock Option under this Article II.

     4.   Terms and Conditions of Incentive Stock Options. Each Incentive Stock Option granted under the Plan to a Key Employee pursuant to Section 3 hereof shall be evidenced by an agreement with the optionee (the "Incentive Stock Option Agreement") in a form approved by the Committee. Each Incentive Stock Option and the Incentive Stock Option Agreement shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate.

        (a)   Incentive Stock Option Period. Subject to the terms of Section 3 hereof, each Incentive Stock Option Agreement shall specify the period for which the Incentive Stock option or any portion thereof is granted and exercisable, as determined by the Committee, and shall provide that the Incentive Stock Option shall expire at the end of such period. In no event shall any Incentive Stock Option be exercisable after the expiration of 10 years from the date of grant unless the Incentive Stock Option price is determine pursuant to Section 4(c)(2) hereof in which event the Incentive Stock. Option shall not be exercisable after the expiration of 5 years from the date of grant.

        (b)   Date of Grant. The date of grant of an Incentive Stock Option to a Key Employee under the Plan shall, for all purposes, be the date on which the Committee makes the determination of granting such Incentive Stock Option. Notice of the determination shall be given to each Key Employee to whom an Incentive Stock Option is so granted within a reasonable time after the date of such grant.

        (c)   Incentive Stock Option Price.

                (1)   The option price per share of Stock shall be determined by the Committee at the time any Incentive Stock Option is granted and except as provided in subsection (2) below shall not be less than the fair market value of one share of Stock on the date the Incentive Stock Option is granted. The fair market value of a share of Stock on the date of grant shall be the mean between the highest and lowest quoted selling prices on such date in the over-the-counter market, as reported by any market makers in the Stock.

                (2)   If an Incentive Stock Option is granted to a Key Employee then owning Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary taking into account the attribution rules of Section 425(d) of the Code, then the Committee shall set the Incentive Stock Option price per share of Stock at 110% of the Incentive Stock Option price determined pursuant to subsection (1) hereof.

        (d)   Exercise of Incentive Stock Option. The Incentive Stock Option Agreement shall provide the amount of the aggregate fair market value (determined as of the date the Incentive Stock Option is granted) of the Stock which may be exercised for the first time during any calendar year of the option period and may provide that after the date Stock is first exercisable, the option may be exercised in whole or in part at any time or times during the remainder of option period.

        (e) Exercise During Employment or Following Retirement, Disability or Death. Unless otherwise provided in the terms of an Incentive Stock Option Agreement, an Incentive Stock option may he exercised by an optionee only while he is an employee of the Company or a Subsidiary and has maintained continuous status as an employee since the date of the grant of the Incentive Stock Option, except if his continuous employment is terminated by reason of the employee's voluntary termination of employment, disability or death. If the continuous employment of an optionee is terminated as a result of the employee's voluntary termination of employment, he may, hut only within a period of 90 days beginning the day following the date of such termination of employment (and no later than the date the Incentive Stock Option would otherwise expire), exercise his option to the extent that he was entitled to exercise it at the date of such termination. If the continuous employment of an optionee is terminated as a result of the optionee's disability, he may, but only within the one year period from the date of such termination of employment (and no later than the date the Incentive Stock Option would otherwise expire), exercise his option to the extent he was entitled to exercise it at the date of such termination. If the continuous employment of an optionee is terminated by death, then to the extent that the optionee would have been entitled to exercise the Incentive Stock option immediately prior to his death, such Incentive Stock Option of the deceased optionee may be exercised within 90 days from the date of his death (but no later than the date on which such Incentive Stock option would otherwise expire) by the person or persons (including his estate) to whom his rights under such Incentive Stock option shall have passed by will or by the laws of descent and distribution. Termination of continuous employment for any other reason shall result in cancellation of the Incentive Stock Option.

     The terms "continuous employment" and "continuous status as an employee" mean the absence of any interruption or termination of employment with the Company or with any present or future Subsidiary. Employment shall not be considered interrupted in the case of transfers between the Company and any Subsidiary or between Subsidiaries, nor in the case of any military leave or any approved leave of absence which the Committee, in its discretion, treats as a period of employment.

        (f)   Non-transferability. No Incentive Stock Option granted to a Key Employee under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an Incentive Stock option shall be exercisable only by him.

        (g)   Code Requirements. Each Incentive Stock Option Agreement shall contain such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such Incentive Stock Option as an incentive stock option within the meaning of Section 422A of the Code.

        (h)   No Rights as Shareholder. No optionee shall have any rights as a shareholder with respect to any shares of Stock subject to his Incentive Stock option prior to the date of issuance to him of a certificate or certificates for such shares.

        (i)   No Rights to Continued Employment. The Plan and any Incentive Stock Option granted pursuant to Section 3 of this Article II shall not confer upon any Key Employee any right with respect to continuance of employment by the Company or any Subsidiary nor shall they interfere in any way with the right of the Company or any subsidiary employing an optionee to terminate his employment at any time.

     5.   Disposition of Shares by Key Employees No share of Stock acquired as a result of the exercise of an Incentive Stock Option granted to a Key Employee under the Plan shall be transferable other than by will or by the laws of descent and distribution before the latter of the expiration of the two year period beginning on the date such Incentive Stock Option was granted or the expiration of the one year period beginning on the date of the transfer of such share pursuant to such exercise.

III. NONQUALIFIED STOCK OPTIONS

     1.   Nonqualified Stock Options. Subject to the provisions of the Plan, the Committee may grant other stock options ("Nonqualified Stock options") from time to time in accordance with the provisions of this Article III.

     2.   Share Subject to Nonqualified Stock Options. Nonqualified Stock Options may be granted by the Company from time to time to Key Employees and Directors to purchase an aggregate of 12,000 shares of Stock. The Company shall reserve said number of shares for Nonqualified Stock Options granted under the Plan subject to adjustment as provided in Section 1 of Article V. The shares issued upon the exercise of Nonqualified Stock Options granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury. If any Nonqualified Stock Options granted hereunder should expire or become unexercisable for any reason without having been exercised in full, the unpurchased shares which were subject to a Nonqualified Stock Option shall, unless the Plan shall terminate, be available for the grant of other Nonqualified Stock Options under the Plan.

     3.   Grant of Nonqualified Stock Options to Key Employees and Directors. Subject to the provisions of the Plan and in particular this Article III, the Committee shall (i) determine and designate from time to time those Key Employees and Directors to whom Nonqualified Stock Options are to be granted and the number of shares of Stock to be optioned to each such person and (ii) determine the time or times and the manner in which each nonqualified Stock option shall be exercisable and the duration of the exercise period. Nonqualified Stock Options need not be identical and in fixing the terms of any Incentive Stock Option, the Committee may take into account such individual factors bearing on the value of the employee or Director as it considers appropriate.

     4.   Terms and Conditions of Nonqualified Stock Options. Each Nonqualified Stock Option granted under the Plan to a Key Employee or Director pursuant to Section 3 hereof shall be evidenced by an agreement with the optionee (the "Nonqualified Stock Option Agreement") in a form approved by the Committee. Each Nonqualified Stock Option and the Nonqualified Stock Option Agreement shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate.

        (a)   Nonqualified Stock Option Period. Each Nonqualified Stock Option Agreement shall specify the period for which the Nonqualified Stock Option thereunder is granted and exercisable, as determined by the Committee, and shall provide that the option shall expire at the end of such period.

        (b)   Date of Grant. The date of grant of a Nonqualified Stock Option to a Key Employee or Director under the Plan shall, for all purposes, be the date on which the Committee makes the determination of granting such Nonqualified Stock Option. Notice of such determination shall be given to each Key Employee or Director to whom an option is so granted within a reasonable period of time after the date of such grant.

        (c)   Nonqualified Stock Option Price

                 (1)   The option price per share of Stock shall be determined by the Committee at the time any Nonqualified Stock option is granted and except as provided in Subsection (2) below shall not be less than the fair market value of one share of Stock on the date the Nonqualified Stock option is granted. The fair market value of a share of Stock on the date of grant shall be the mean between the highest and lowest quoted selling prices on such date in the over-the-counter market, as reported by any market makers in the Stock.

                 (2)   If a Nonqualified Stock Option is granted to a Key Employee or Director then owning Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company or any Subsidiary taking into account the attribution rules of Section 425(d) of the Code, then the Committee shall set the option price per share of Stock at 110% of the option price determined pursuant to subsection (1) hereof.

        (d)   Exercise of Nonqualified Stock Option The Nonqualified Stock option-Agreement may provide that the option may be exercised in whole or in part at any time or times during the option period.

        (e)   Exercise During Employment or Board Tenure. Unless otherwise provided under the terms of a Nonqualified Stock Option Agreement, a Nonqualified Stock option granted to a Key Employee or Director may be exercised by an optionee only while he is an employee or Director of the Company or a Subsidiary and has maintained continuous status as an employee or Director since the date of the grant of the Nonqualified Stock Option, except if his continuous employment or directorship is terminated by reason of the optionee's voluntary termination of employment or directorship, disability or death. If the continuous employment or directorship of an optionee is terminated as a result of the optionee's voluntary termination, he may, but only within a period of 90 days beginning the date following the date of such termination of employment or directorship (and no later than the date the Nonqualified Stock Option would otherwise expire), exercise his option to the extent that he was entitled to exercise it at the date of such termination. If the continuous employment or directorship of an optionee is terminated as a result of optionee's disability, he may, but only within the one year period from the date of such termination of employment or directorship (and no later than the date the Incentive Stock Option would otherwise expire), exercise his option to the extent he was entitled to exercise it at the date of such termination. If the continuous employment or directorship of an optionee is terminated by death, then to the extent that the optionee would have been entitled to exercise the Nonqualified Stock option immediately prior to his death, such Nonqualified Stock option of a deceased optionee may be exercised within 90 days from the date of his death (but no later than the date on which such Nonqualified Stock Option would otherwise expire) by the person or persons (including his estate) to whom his rights under such NonQualified Stock option shall have passed by will or by the laws of descent and distribution. Termination of continuous employment or directorship for any other reason shall result in cancellation of the Nonqualified Stock option.

          The terms "continuous employment" and "continuous status as an employee" mean the absence of any interruption or termination of employment with the Company or with any present or future Subsidiary. Employment shall not be considered interrupted in the case of transfers between the Company and any Subsidiary or between Subsidiaries, nor in the case of any military leave or any approved leave of absence which the committee, in its discretion, treats as a period of employment.

        The terms "continuous directorship" and "continuous status as a Director" mean the absence of any interruption or termination as a Director of the Company or with any present or future Subsidiary. Directorship shall not be considered interrupted in the case of transfers between the Company and any Subsidiary or between Subsidiaries.

        (f)   Non-transferability. No Nonqualified Stock Option granted to a Key Employee or Director under the Plan shall be transferrable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, a Nonqualified Stock Option shall be exercisable only by him.

        (g)   No Rights as Shareholder. No optionee shall have any rights as a shareholder with respect to any shares of Stock subject to his Nonqualified Stock Option prior to the date of issuance to him of a certificate or certificates for such shares.

        (h)   No Rights to Continued Employment or Directorship. The Plan and any Nonqualified Stock Option granted pursuant to Section 3 of this Article III shall not confer upon any Key Employee or Director any right with respect to continuance of employment by or as a Director of the Company or any subsidiary nor shall they interfere in any way with the right of any party to terminate his employment or directorship at any time.

     5.   Disposition of Shares. No share of Stock acquired as a result of the exercise of a Nonqualified Stock Option granted under the Plan shall be subject to any restrictions on transferability or otherwise.

IV. EXERCISE AND PURCHASE PROVISIONS

     1.   Limitation on Exercise of options. Each option granted under the Plan shall provide that the option may not he exercised in whole or in part by the optionee for less than 100 shares of Stock unless only less than 100 shares of Stock remain subject to the option. In addition, an option may not be exercised for a fractional share.

     2.   Payment of-Purchase Price upon Exercise of Option. Each option granted under the Plan shall provide that the purchase price of the shares as to which an option is exercised will be paid to the Company at the time of exercise, either in cash or in Stock already owned by the optionee having a total fair market value, as determined by the Committee, equal to the purchase price, or a combination of cash and Stock having a total fair market value, as so determined, equal to the purchase price.

     3.   Procedure for Exercising Options. Each option granted under the Plan shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and the Incentive Stock Option Agreement or the Nonqualified Stock Option Agreement, as the case may be.

     An option may be exercised, subject to the applicable provisions of this Plan relative to its termination and limitations on its exercise, from time to time only by (i) written notice of intent to exercise the option with respect to a specified number of shares and (ii) payment to the Company (contemporaneously with delivery of each such notice) of the option price as provided in Section 1 hereof. Each such notice and payment shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at its executive offices.

V. MISCELLANEOUS PROVISIONS

     1.   Adjustments in Event of Change in Common Stock. In the event of any change in the Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Stock, the number and kind of shares which thereafter may be optioned and sold under the Plan pursuant to Articles II and III hereof and the number and kind of shares subject to option in outstanding option agreements and the purchase price per share thereof shall he appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

     2.   Compliance With Other Laws and Regulations The Plan, the grant and exercise of options thereunder and the obligations of the Company to sell and deliver shares under such options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may he required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

     3.   Modification of Options. At any time and from time to time the Board of Directors of the Company may authorize the modification of any outstanding option, provided no such modification, extension or renewal shall confer on the holder of said option any right or benefit which could not he conferred on him by the grant of a new option at such time or impair the option without the consent of the holder of the option.

     4.   Amendment and Termination of the Plan. The Board of Directors of the Company may alter, suspend or discontinue the Plan except that no action of the Board may increase(other than as provided in Section 1 hereof) the maximum number of shares permitted to be optioned under the Plan, reduce the minimum option price provided for in Section 4(c) of Article II or extend the period within which options may he exercised, unless such action of the Board shall be subject to approval or ratification by the shareholders of the Company.

     5.   Effective Date of the Plan. The effective date of the Plan shall be the date of its adoption on by the Board of Directors of the Company, but such adoption shall be subject to approval and ratification of a majority of the shareholders of the Company entitled to vote. Notwithstanding any provision hereof to the contrary, this Plan shall not take effect unless the Company purchases all of the issued and outstanding stock of Bethel Savings Bank FSB.

     6.   Interpretation of Article II Options. The terms of this Plan which relate to the grant of an Incentive Stock option to a Key Employee are subject to all present and future rules and regulations of the Secretary of the Treasury or his delegate regarding the qualifications of incentive stock options under Section 422A of the Code. If any such provision of the Plan conflicts with any such rule or regulation, then the provision of the Plan shall be void and of no force and effect.

AMENDMENT ONE TO BETHEL BANCORP 1989 STOCK OPTION PLAN

       Amendment One made by Bethel Bancorp (the "Company") to the Bethel Bancorp 1989 Stock Option Plan (the "Plan").

       1.   Section 5 of Article II shall be amended by deleting Section 5 of Article II in its entirety and substituting therefor the following Section 5 of Article II:

       "5.   Disposition of Shares by Key Employees. With respect to shares of Stock acquired as a result of the exercise of an Incentive Stock Option, any disposition of such shares other than by will or by the laws of descent and distribution before the later of the expiration of the two-year period beginning on the date such Incentive Stock Option was granted or the expiration of the one-year period beginning on the date of the transfer of such share pursuant to such exercise, will not be prohibited by the Plan, but may disqualify the disposition from receiving favorable tax treatment under Section 421(a) of the Code."

       2.   Section 6 of Article V shall be amended by deleting Section 6 of Article V in its entirety and substituting therefor the following Section 6 of Article V:
       "6.   Interpretation of Incentive Stock Options. The terms of this Plan which relate to the grant of Incentive Stock Options to Key Employees are intended to comply with rules and regulations regarding the qualification of Incentive Stock Options under Section 422 of the Code, and the Plan shall be interpreted and construed accordingly. Except with respect to certain disqualifying dispositions of Stock acquired as a result of the exercise of an Incentive Stock Option, which are not prohibited by the Plan, if a provision of the Plan conflicts with any such rule or regulation, then the provision of the Plan shall be void and of no force and effect."

       3.   Section 4(c) of Article III of the Plan shall be amended by deleting Section 4(c) of Article III in its entirety and substituting therefor the following Section 4(c) of Article III:

       "(c)   Non-qualified Stock Option Price. The option price per share of Stock shall be determined by the Committee at the time any Non-qualified Stock Option is granted and shall not be less than the fair market value of one share of Stock on the date the Non-qualified Stock Option is granted."

       4.   Amendment One shall be effective as of the date hereof.

       IN WITNESS WHEREOF, the Company has caused this Amendment One to be executed by its duly authorized President as of the ____day of________,1994.

                                                                                                           BETHEL BANCORP

                                                       By: /s/ James D. Delamater
                                                                                             James D. Delamater,President